UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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MISCOR GROUP, LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1125 South Walnut Street
South Bend, Indiana 46619
(574) 234-8131

Notice of Annual Meeting of Shareholders
To Be Held on May 1, 2007

Dear Fellow Shareholder:

It is my pleasure to invite you to attend the 2007 Annual Meeting of Shareholders of MISCOR Group, Ltd., on Tuesday, May 1, 2007 at 10:00 a.m., Eastern Time, at the offices of Barnes & Thornburg, LLP, 100 North Michigan Street, South Bend, Indiana. Registration will begin at 9:00 a.m.

The purposes of the meeting are -

•	Election of Director. To elect one member of our Board of Directors who will hold office for a three-year term expiring in 2010;

•	Ratification of Auditors. To ratify the appointment of Asher & Company, Ltd. as independent registered public accounting firm for MISCOR for the year ending December 31, 2007; and

•	Other Business. To consider and act upon any other business that may properly come before the annual meeting or any adjournments of the meeting.

You may vote at the meeting if you are a shareholder of record at the close of business on March 21, 2007. Please read the accompanying proxy statement carefully so that you will have information about the business to be presented at the meeting. A proxy card and a copy of our 2006 Annual Report to Shareholders, which includes our financial statements, also accompany this notice.

Your vote is important. Whether or not you plan to attend the meeting, please vote your shares by mail, telephone or Internet. The enclosed proxy card contains instructions on how to cast your vote. Your shares will then be represented at the meeting if you are unable to attend. You may, of course, revoke your proxy and vote in person at the meeting if you desire.

Thank you for your support of MISCOR Group, Ltd. I look forward to seeing you at the Annual Meeting.

By Order of the Board of Directors

John A. Martell, President & CEO

South Bend, Indiana
April 12, 2007

1125 South Walnut Street
South Bend, Indiana 46619
(574) 234-8131

Proxy Statement

for the
Annual Meeting of Shareholders

To Be Held on May 1, 2007

We are furnishing this proxy statement in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of MISCOR Group, Ltd., an Indiana corporation (“MISCOR,” “we” or “our”), to be used at our 2007 Annual Meeting of Shareholders and at any adjournments of the meeting. The meeting is scheduled to be held as follows:

Tuesday, May 1, 2007
10:00 a.m., Eastern time
Barnes & Thornburg LLP Conference Center
100 North Michigan Street
South Bend, Indiana 46601

We are first sending this proxy statement and the accompanying form of proxy to shareholders on or about April 12, 2007.

Information about the Annual Meeting and Voting

What proposals will shareholders vote on at the meeting?

At the meeting, our shareholders will consider and vote on the following matters:

•	Election of Director. The election of one member of our Board of Directors to serve a three-year term expiring in 2010;

•	Ratification of Auditors. The ratification of the appointment of Asher & Company, Ltd. as the independent registered public accounting firm for MISCOR for the year ending December 31, 2007; and

•	Other Business. Any other business that may properly come before the meeting or any adjournment of the meeting.

Who is entitled to vote?

Only shareholders of record as of March 21, 2007 (the “Record Date”) may vote at the meeting. According to Registrar and Transfer Company, our transfer agent, on the Record Date there were 187,408,902 shares of common stock issued and outstanding. On any matter submitted to the shareholders for a vote, each holder of our common stock is entitled to one vote for each share recorded in his/her name on our books as of the Record Date.

What happens if additional matters are presented at the meeting?

Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the individuals named as proxies on the proxy card will have the discretion to vote your shares on any other matters properly presented for a vote at the meeting in accordance with our by-laws and Indiana law.

How does the Board of Directors recommend I vote?

Our Board of Directors recommends that you vote FOR the director nominee and FOR the ratification of Asher & Company, Ltd. as our independent registered public accounting firm.

What are broker non-votes?

Generally, broker non-votes occur when shares held for a beneficial owner in “street name” (that is, by a broker, bank or other nominee, which we refer to as your “broker”) are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the election of directors and the ratification of auditors, without instructions from the beneficial owner of those shares.

What vote is required for each proposal?

The director nominee receiving the highest number of votes will be elected. Votes may be cast in favor of or withheld with respect to the nominee. Abstentions, broker non-votes and votes that are withheld will not be included in the vote count and will have no effect on the outcome of the vote.

The appointment of Asher & Company, Ltd. as our independing registered public accounting firm will be ratified and any other matter that may be properly presented at the meeting will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal. Abstentions and broker non-votes will not be included in the vote count and will have no effect on the outcome of the proposal.

How do I vote my shares?

You may vote your shares using one of the following methods:

•	by Internet at the web site shown on the proxy card,
•	by telephone using the toll-free number shown on the proxy card, or
•	by completing the enclosed proxy card and returning it in the enclosed postage-paid envelope.

We must receive votes submitted through the Internet or by telephone by 11:59 p.m., Eastern Daylight Time, on April 30, 2007. Internet and telephone voting are available 24 hours a day. If you use one of those methods, you do not need to return a proxy card. Submitting your voting instructions by any of the above methods will not affect your right to attend the Annual Meeting and vote in person.

If you vote by phone or via the Internet, please have your social security number and proxy or voting instruction card available. The sequence of numbers appearing on your proxy card and your social security number are necessary to verify your vote.

If you submit your proxy by one of the above methods and indicate how you wish to vote, your shares will be voted as you direct. If you submit your proxy but do not indicate how you wish to vote, your shares will be voted FOR the director nominee, FOR the ratification of Asher & Company, Ltd. as our independent registered public accounting firm and otherwise in accordance with the judgment of the person or persons voting the proxy on any other matter properly brought before the meeting.

May I revoke or change my vote after I have submitted my proxy?

You may change or revoke your vote at any time before it is counted at the meeting by:

•	notifying our Secretary in writing at 1125 South Walnut Street, South Bend, Indiana 46619, that you wish to revoke your proxy;
•	submitting a later dated proxy by Internet or telephone (before 11:59 p.m. Eastern Daylight Time on April 30, 2007) or by mail; or
•	attending the meeting and voting in person.

Attending the meeting will not automatically revoke your prior proxy. You must comply with one of the methods indicated above to revoke your proxy. If you hold your shares in “street name,” you must contact your broker to change your vote or obtain a proxy to vote your shares if you wish to cast your vote in person at the meeting.

How do I vote my shares if they are held in “street name”?

If you hold your shares in “street name,” you should receive a proxy or telephonic or electronic instructions from your broker asking you how you wish to vote your shares. If you do not, you may contact your broker and obtain a proxy from them.

If you do not instruct your broker how to vote your shares, they may vote the shares only if the proposal is a matter on which they have discretion, such as the election of directors and ratification of auditors.

May I vote my shares in person at the meeting?

If you are a shareholder of record, you may attend the meeting and vote in person. If you hold shares in “street name” and would like to attend the meeting and vote in person, you will need to contact your broker, obtain a proxy from them and bring it to the meeting.

What if I submit my proxy but do not provide voting instructions?

If you specify a choice, the proxy will be voted as specified. If you submit a proxy but do not specify a choice, your shares will be voted FOR the election of the director nominee and FOR ratification or Asher & Company, Ltd. as our independent registered accounting firm. In all cases, a proxy will be voted in the discretion of the individuals named as proxies on the proxy card with respect to any other matters properly presented for a vote at the meeting in accordance with our by-laws and Indiana law.

What if I abstain from voting?

Abstentions are included in the determination of shares present for quorum purposes. Because abstentions represent shares entitled to vote at the meeting, an abstention has the effect of a vote against a proposal but has no effect on the election of directors.

How many shares must be represented at the meeting to constitute a “quorum”?

A majority of the outstanding shares must be present at the meeting, either in person or by proxy, to constitute a quorum. There must be a quorum for the meeting to be held. If you properly submit your proxy, you will be counted as being present, even if you abstain from voting. We will also count broker non-votes as being present for purposes of determining a quorum.

Where can I find voting results of the meeting?

We expect to announce preliminary results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal year 2007 or in an earlier-filed report on Form 8-K.

How do I obtain additional information about MISCOR?

With this proxy statement, we are sending you our 2006 Annual Report to Shareholders, which includes our financial statements for the fiscal year ended December 31, 2006. If you did not receive our Annual Report, we will send it to you without charge. The Annual Report includes a list of important documents that we have filed as exhibits with the Securities and Exchange Commission (the “SEC”), but does not include copies of the exhibits. If you wish to receive copies of the exhibits, we will send them to you. Please send your written request by facsimile to our Secretary at (574) 232-7648 or by mail to:

MISCOR Group, Ltd.
1125 South Walnut Street
South Bend, Indiana 46619
Attn: Secretary

In addition, you may obtain our public filings without charge from the SEC’s web site at http://www.sec.gov.

Security Ownership of Principal Holders and Management

The following table describes the shares of our common stock that the following persons beneficially owned as of the Record Date:

•	each of our current directors, including the nominee for election;

•
our Chief Executive Officer, our Chief Financial Officer and each of our three most highly compensated executive officers serving at any time during 2006 whose total compensation during 2006 exceeded $100,000 (together as a group, the “Named Executive Officers”);

•	all of our current directors, including the director nominee, and Named Executive Officers as a group; and

•	each other person known by us to beneficially own more than five percent of the outstanding shares of our common stock.

    Information with respect to current directors, including the director nominee, and Named Executive Officers is based on our records and data supplied by each of the current directors and Named Executive Officers. Information with respect to beneficial owners of more than five percent of the outstanding shares of our common stock is based on filings those persons have made with the SEC.

	Amount and Nature of Beneficial Ownership as of the Record Date
Name of Beneficial Owner	Sole Voting and Investment Power	Shared Voting and Investment Power	Total	Percent of Class[1]
Directors Who Are Not Named Executive Officers
William J. Schmuhl, Jr. Current Director and Director Nominee	250,000	0	250,000	*
Richard A. Tamborski Current Director	0	0	0	*

Named Executive Officers
John A. Martell Chief Executive Officer, President and Chairman of the Board; Current Director	0	98,470,000[2,3]	98,470,000	45.3%
Richard J. Mullin Chief Financial Officer	504,421[4,5]	0	504,421	*
James M. Lewis Vice President, Secretary and General Counsel	105,000[4]	0	105,000	*
William J. Wisniewski Senior Vice President - Magnetech Industrial Services, Inc.	75,000[4]	100,000[6]	175,000	*
Anthony W. Nicholson Vice President - Martell Electric, LLC	75,000[4]	0	75,000	*
All Directors, Nominees and Named Executive Officers as a group (7 persons)	1,009,421	98,570,000	99,579,421	45.7%

Other 5% Beneficial Owners
Jeffrey L. Gendell[7] c/o Tontine Capital Management, L.L.C 55 Railroad Avenue, 1st Floor, Greenwich, Connecticut 06830	62,500,000	0	62,500,000	33.3%
Laurus Master Fund, Ltd. [8,9] c/o Laurus Capital Management, LLC 825 Third Avenue, 14th Floor New York, New York 10022	17,682,941	0	17,682,941	9.1%
_______________________
* Represents less than 1.0% of the outstanding shares of our common stock calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See footnote (1) below.

(1)	Based on 187,408,902 shares of our common stock issued and outstanding as of the Record Date.
(2)
Includes 30,000,000 shares that are issuable upon conversion of a promissory note payable to Mr. Martell at a conversion price of $0.10 per share. The conversion option continues for so long as amounts are outstanding on the promissory note. The promissory note matures on December 31, 2008, but may be prepaid at any time or extended until December 31, 2013.

(3)
In connection with the purchase by Tontine Capital Partners, L.P. and Tontine Capital Overseas Master Fund, L.P. (collectively, “Tontine”) of shares of our common stock, Mr. Martell granted to Tontine a limited irrevocable proxy to vote his shares of common stock in connection with certain matters described below under “Changes in Control.” On all other matters, Mr. Martell has sole voting power with respect to these shares. Mr. Martell has sole investment power with respect to these shares.

(4)	Includes 25,000 shares issuable upon exercise of options granted under our 2005 Stock Option Plan at an exercise price of $0.25 per share.
(5)	Includes 293,692 shares of common stock issuable upon conversion of debentures convertible at $0.3404926 per share.
(6)	Shares held jointly with Mr. Wisniewski’s spouse, Jane Wisniewski.
(7)
Tontine Capital Partners, L..P. holds 50,000,000 shares, and Tontine Capital Management, L.L.C. is its general partner. Tontine Capital Overseas Master Fund, L.P. holds 12,500,000 shares, and Tontine Tontine Capital Overseas GP, L.L.C. is its general partner. Mr. Gendell is the managing member of each general partner.

(8)
According to information provided by Laurus Master Fund, Ltd., the entity that exercises voting and investment power on behalf of Laurus Master Fund, Ltd. is Laurus Capital Management, LLC; the natural persons who exercise voting and investment power over Laurus Capital Management, LLC are David Grin and Eugene Grin.

(9)
Includes 7,352,941 shares of common stock issuable upon exercise of warrants at $0.34 per share, and 375,000 shares of common stock issuable upon exercise of warrants at $0.01 per share. The terms of the warrants limit the number of shares of common stock issuable upon exercise of warrants issued to Laurus Master Fund, Ltd. to the amount by which 9.99% of our outstanding common stock exceeds the number of shares beneficially owned by Laurus Master Fund, Ltd., unless Laurus gives us 75 days prior notice.

Changes in Control

On January 18, 2007, we sold 62,500,000 shares of our common stock to Tontine Capital Partners, L.P. and Tontine Capital Overseas Master Fund, L.P. (collectively, “Tontine”) for an aggregate purchase price of $12.5 million, or $0.20 per share, pursuant to a Securities Purchase Agreement dated as of the same date. We used the proceeds from the sale to repay approximately $10 million of senior secured debt and for general working capital purposes. Before we issued shares to Tontine, John A. Martell, our majority shareholder, beneficially owned 66.9% of our outstanding common stock. His shares represented 46.9% of the outstanding stock immediately after the sale and 45.3% as of the Record Date. In connection with the sale, we granted varioius rights to Tontine, as described below.

Board Designee(s). We granted Tontine the right to appoint members to our Board of Directors as follows:

•	if Tontine or its affiliates hold at least 10% of our outstanding common stock, Tontine has the right to appoint one member of our Board of Directors;

•
if Tontine or its affiliates hold at least 20% of our outstanding common stock, and the Boards consists of five or fewer directors, Tontine has the right to appoint one member of our Board of Directors; and

•	if Tontine or its affiliates hold at least 20% of our outstanding common stock, and the Board consists of six or more directors, Tontine has the right to appoint two members of our Board of Directors.

Our Board currently consists of three directors. We also agreed that, for as long as Tontine has the right to appoint directors pursuant to the Securities Purchase Agreement, the number of directors on our Board will not exceed seven.

Board Observer. In addition to Tontine’s right to appoint directors, we also granted Tontine the right to have a representative attend all meetings of our Board of Directors, our subsidiaries and their respective committees, for so long as Tontine or its affiliates continue to hold at least 10% of our outstanding common stock.

Future Offerings. We granted Tontine the right to participate in future equity offerings to allow Tontine to maintain its percentage of ownership, on a fully diluted basis, of our common stock immediately prior to any such offering.

Future Acquisitions. We agreed to use our best efforts to ensure that any future acquisitions by Tontine of up to 30% of our outstanding common stock, on a fully diluted basis, are not subject to any anti-takeover laws and regulations or any anti-takeover provisions in our or our subsidiaries’ organizational documents.

Martell Proxy. Mr. Martell has granted Tontine a proxy to vote his shares of our common stock for the election to the Board of Directors of Tontine’s designees and to enforce Tontine’s rights with respect to future acquisitions of our common stock, each as described above.

Registration Rights. We did not register the issuance of the shares of common stock to Tontine with the SEC under the Securities Act of 1933, in reliance on exemptions from the registration requirements of the Securities Act. We and Tontine entered into a Registration Rights Agreement, dated January 18, 2007, pursuant to which we have agreed to register for resale the shares issued to Tontine.

Proposal 1: Election of Director

Our Board of Directors currently consists of three members. The directors are divided into three classes. The members of each class are elected for a term of three years (unless a shorter period is specified) and until their successors are elected and qualified. One class of directors is elected annually. The number of directors is set from time to time by resolution adopted by a majority of the Board. One of our principal shareholders, Tontine, has the right to appoint additional directors as described above. We have also agreed with Tontine that, for as long as Tontine has the right to appoint directors, we will have no more than seven directors on our Board.

The nominee for director this year is William J. Schmuhl, Jr., who is a current director. If the shareholders elect Mr. Schmuhl at the meeting, his term will expire in 2010. Mr. Schmuhl is not related to any other director or Named Executive Officer of MISCOR by blood, marriage or adoption. The Board of Directors did not select Mr. Schmuhl pursuant to any arrangements or understandings between Mr. Schmuhl and any other person.

Mr. Schmuhl will be elected if he receives more affirmative votes than votes withheld for his election. Abstentions, broker non-votes and votes that are withheld will not be included in the vote count and will have no effect on the outcome of the vote.

If any persons are nominated other than by the Board of Directors, absent any specific instruction in the proxies solicited by the Board, the proxies will be voted in the sole discretion of the proxy holders to elect the Board’s nominee. If Mr. Schmuhl is unable to serve as director, it is intended that each proxy will be voted for the election of any substitute nominee designated by the Board of Directors. To the best of our knowledge, we have no reason to believe that Mr. Schmuhl will be unable to serve as a director.

The Board of Directors recommends that shareholders vote FOR William J. Schmuhl, Jr.

Current Directors

Presented below is information about the director nominee and the directors continuing in office. None of the current directors is related to any other director or Named Executive Officer of MISCOR by blood, marriage or adoption. The Board of Directors did not select any current director pursuant to any arrangement or understandings between the current director and any other person.

William J. Schmuhl, Jr. (age 63) has been a director of our company and a member of the Compensation Committee of our Board since October 2005. He is currently a member of the teaching faculty in the Mendoza College of Business at the University of Notre Dame. He also serves as President of Heywood Williams USA, Inc., a manufacturer and distributor of products for the manufactured housing and recreational vehicle industries, where he has served in this capacity since 1996. Mr. Schmuhl is also a director of Heywood Williams Group, PLC, a UK-based specialty distributor, JSJ Corporation, a manufacturer of automotive parts, furniture, and specialty products, Rieth-Riley Construction Company, a paving contractor, and Thakar Aluminum Corporation, a manufacturer of secondary aluminum billet for the aluminum extrusion market. He is an attorney and certified public accountant.

John A. Martell (age 52) is the founder of our company and has been Chairman of the Board, Chief Executive Officer and President since April 2004. Mr. Martell has been Chief Executive Officer and President of our subsidiary Magnetech Industrial Services, Inc. since November 2001, President of our subsidiary Martell Electric, LLC since December 2001, and President of our subsidiary HK Engine Components, LLC since February 2005. Mr. Martell is registered as a Professional Engineer in Indiana and Michigan. His term as director will expire in 2009.

Richard A. Tamborski (age 58) has been a director of our company and chairman of the Compensation Committee of our Board since October 2005. He is currently Vice President of Operations for Alstom Train Life Services, a division of Alstom, a global power and transportation manufacturer based in France, where he has been employed since July 2001. From 2000 to 2001, Mr. Tamborski was Vice President of Sourcing and Logistics for Wabtec Corp., a supplier of components and services to the rail and transit industries. His term as director will expire in 2008.

Corporate Governance

We are committed to maintaining good corporate governance practices and adhering to high standards of ethical conduct. The Board regularly reviews its governance procedures to ensure compliance with rapidly changing laws, rules and regulations that govern our business.

Director Independence

Our Board of Directors considers the independence of each of the directors under the listing standards of the NASDAQ Stock Market. Among other things, the Board considers current or previous employment relationships as well as material transactions or relationships between MISCOR or our subsidiaries and the directors, members of their immediate families, or entities in which the directors have a significant interest, including the transactions described below under “Transactions with Certain Related Persons.” The purpose of this review is to determine whether any relationships or transactions exist or have occurred that are inconsistent with a determination that the director is independent. Under the above standards, the Board determined that current directors William J. Schmuhl, Jr. and Richard A. Tamborski are independent, and John A. Martell, our Chairman, Chief Executive Officer and President, is not.

In determining that Mr. Tamborski is independent, the Board considered Mr. Tamborski’s position as Vice President of Operations for Alstom Train Life Services, a division of Alstom. Alstom Train Life Services purchases diesel engine components from us under supply contracts subject to the usual trade terms. In 2006, Alstom Train Life Services made payments to us of approximately $3.5 million, representing 5.8% of our gross revenues. We believe that these payments represent an insignificant percentage of Alstom’s gross revenues. The Board determined that such transactions would not interfere with Mr. Tamborski’s exercise of independent judgment in carrying out his responsibilities as a director.

Meetings of the Board of Directors

During 2006, our Board of Directors met five times and took action by written consent three times. No director attended less than 75% of the Board meetings or the meetings of any committee on which he served during 2006. The Board does not have a formal policy regarding director attendance at the 2007 Annual Meeting of Shareholders; however, each director has indicated that he intends to attend the meeting. We will make all appropriate arrangements for directors who attend. The 2007 Annual Meeting of Shareholders will be our first formal meeting of shareholders after registration of our common stock under the Exchange Act.

Committees of the Board of Directors

Audit Committee Function. Our Board of Directors does not have a separate audit committee. Rather, the functions typically performed by an audit committee are performed by our entire Board. This arrangement allows each of our directors to participate in and contribute to these important functions, and increases their familiarity with our business and operations. Although we do not having a separate audit committee, we have designated Mr. Schmuhl as our “audit committee financial expert” as defined under SEC rules. Mr. Schmuhl is “independent” under the listing standards of the NASDAQ Stock Market which, for purposes of determining the independence of audit committee members, also incorporate the standards of the SEC included in Rule 10A-3(b)(1) under the Exchange Act. Mr. Tamborski is also independent under these standards, while Mr. Martell is not.

Nominating Committee Function. Our Board of Directors does not have a separate nominating committee. Rather, our entire Board performs the functions typically performed by a nominating committee. This allows each director to be involved in the process of identifying and assessing nominees and any appropriate qualification standards. The Board has not set specific, minimum qualifications that nominees must meet to be nominated for election to the Board of Directors, but will evaluate each nominee based on his or her individual merits, taking into account our needs and the composition of the Board of Directors. The Board seeks input from individual members of the Board in identifying possible candidates, and, in its discretion, may engage one or more search firms to assist in the recruitment of director candidates. The Board will consider candidates recommended by shareholders against the same criteria as nominees not proposed by shareholders. Shareholders who wish to submit nominees for director for consideration by the Board for election at our 2008 Annual Meeting of Shareholders should follow the process detailed in the section entitled “Other Business - Director Nominations by Shareholders” in this proxy statement.

Compensation Committee. The Board of Directors established the Compensation Committee and adopted a committee charter in October 2005. The current members of the Compensation Committee are Mr. Tamborski (Chairman) and Mr. Schmuhl. The primary responsibilities of the Compensation Committee are to determine and approve the compensation of our Chief Executive Officer and our other executive officers, to make recommendations to the Board regarding the compensation of our directors, and to recommend and direct the implementation and administration of our incentive and equity-based compensation plans. The Compensation Committee’s charter is available on our website at http://www.miscor.com. The Compensation Committee met two times in 2006.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee are Messrs. Schmuhl and Tamborski. Neither is or has ever been an officer or employee of MISCOR. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or the Compensation Committee of our Board.

Communications with the Board of Directors

Shareholders interested in communicating with a director or with the directors as a group, or persons interested in communicating complaints concerning accounting, internal controls or auditing matters to the Board of Directors, may do so by writing to the attention of our Secretary, MISCOR Group, Ltd., 1125 South Walnut Street, South Bend, Indiana 46619. Our Board of Directors has implemented a process for handling correspondence received by us and addressed to members of the Board. Under that process, our Secretary has been instructed to promptly forward to the Board copies of all communications that, in the opinion of the Secretary, deal with the functions of the Board or committees of the Board, or that he otherwise determines require their attention.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of our common stock to file reports with the SEC regarding their ownership of, and transactions in, our common stock. Our directors, executive officers and 10% shareholders are also required to furnish us with copies of all Section 16(a) reports that they file. Our directors, executive officers and 10% shareholders only became subject to this requirement on December 31, 2006, when we registered our common stock under the Exchange Act. Based solely on a review of the copies of the reports we received, and on written representations from certain reporting persons, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers and 10% shareholders were satisfied in a timely manner during 2006.

Transactions with Certain Related Persons

Policies for Transactions with Related Persons

Transactions and relationships that involve directors, executive officers or other related persons and that constitute a conflict with the company’s interests are prohibited. The Board of Directors must approve any exceptions to this policy. Any transaction between us and a related person must be made or entered into on terms that are no less favorable to us than those that we can obtain from unaffiliated third parties. In addition, all material affiliated transactions and loans and any forgiveness of loans must be approved by a majority of our independent directors who do not have an interest in the transactions and who had access, at our expense, to our legal counsel or to independent legal counsel. In connection with related party transactions, the Board may engage independent consultants to provide opinions regarding fair market value. All of the transactions described below were approved by a majority of our independent directors who do not have an interest in the described transactions.

Transactions with Related Persons

Leases with Martell Entities. We lease several buildings from various entities owned by JAM Fox Investments, LLC. Mr Martell owns JAM Fox Investments. Following is a summary of such leases in effect as of December 31, 2006.

Lessor	Location	Expiration Date	Monthly Rental
JAM Summer Properties LLC	Hammond, Indiana	August 3, 2010	$8,925[1]
JAM Bev Properties LLC	Boardman, Ohio	May 5, 2012	$4,620[2]
JAM Walnut Properties LLC	South Bend, Indiana	December 31, 2014	$9,200[3]
JAM Hutson Properties LLC	Mobile, Alabama	March 1, 2009	$4,600
_____________________
(1)	Monthly rental increases to $9,371 on August 3, 2007.
(2)	Monthly rental increases to $4,851 on May 5, 2009.
(3)	Monthly rental increases to $9,660 on January 1, 2009 and to $10,143 on January 1, 2012.

Effective January 1, 2007, we entered into a five year lease agreement with a limited liability company owned by Mr. Martell’s adult children for a property in South Bend to house the operations of our electrical contracting business. The annual rental for the new lease is $89,000.

Executive Officers

The following table sets forth, as to each person who currently serves as an executive officer of MISCOR, the person’s age and current position. A description of each executive officer’s principal occupation during the past five years follows the table.

No executive officer is related to any other executive officer, current director or nominee of MISCOR, by blood, marriage or adoption. No executive officer was selected pursuant to any arrangements or understandings between the executive officer and any other person.

Name	Age	Position
John A. Martell	52	Chairman of the Board, Chief Executive Officer and President
Richard J. Mullin	55	Chief Financial Officer, Vice President and Treasurer
James M. Lewis	43	Vice President, Secretary and General Counsel
William J. Wisniewski	54	Senior Vice President - Magnetech Industrial Services, Inc.
Anthony W. Nicholson	53	Vice President - Martell Electric LLC

John A. Martell is the founder of our company and has been Chairman of the Board, Chief Executive Officer and President since April 2004. Mr. Martell has been Chief Executive Officer and President of our subsidiary Magnetech Industrial Services, Inc. since November 2001, President of our subsidiary Martell Electric, LLC since December 2001, and President of our subsidiary HK Engine Components, LLC since February 2005. Mr. Martell is registered as a Professional Engineer in Indiana and Michigan.

Richard J. Mullin joined the company in February 2005 as Vice President and Chief Financial Officer. Prior to joining the company he was Vice President of Finance & Operations for SANYO Sales & Supply Company, a biomedical equipment supplier, from July 2003 to February 2005. Mr. Mullin was an independent consultant from May 2002 to July 2003. From May 2000 to May 2002, he served as Chief Financial Officer of Starcraft Corporation, a specialty automotive supplier that, at that time, was a NASDAQ listed company. He was promoted to President of Starcraft Corporation in August 2001. Mr. Mullin is a certified public accountant.

James M. Lewis joined the company in September 2005 as Vice President, Secretary and General Counsel. Prior to joining the company, Mr. Lewis was a partner of Barnes & Thornburg LLP, a law firm. During his 13 years with Barnes & Thornburg, Mr. Lewis represented manufacturing clients and other businesses and individuals in contract and commercial litigation and product liability cases.

William J. Wisniewski joined us in April 2003 as National Sales Manager of our subsidiary Magnetech Industrial Services, Inc. In January 2004 he was promoted to Vice President, and in July 2006 he was named Senior Vice President. Prior to joining the company he held various operating positions for Reliance Electric, a division of Rockwell Automation involved in motor repair, from 1997 to 2003.

Anthony W. Nicholson joined us in April 2005 as Vice President of our subsidiary Martell Electric, LLC. Prior to joining us, he was Vice President of Trans Tech Electric, Inc., a specialty electrical contractor, from 2001 to 2005.

Compensation Discussion and Analysis

Overview

The Compensation Committee of our Board of Directors reviews and approves our compensation goals and objectives for our Named Executive Officers. The Compensation Committee evaluates the performance of our Named Executive Officers in light of those goals and objectives, and determines and approves the appropriate level and structure of the Named Executive Officers’ compensation based on this evaluation. The Compensation Committee also makes recommendations to the full Board of Directors regarding compensation of our directors, and recommends and directs the implementation and administration of our incentive and equity-based compensation plans.

The Compensation Committee is comprised of Richard A. Tamborski (Chairman) and William J. Schmuhl, Jr., each of whom is a non-employee director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. John A. Martell, our Chief Executive Officer and President, evaluates the performance of each of the other Named Executive Officers annually. He confers with the Compensation Committee and makes compensation recommendations for each Named Executive Officer’s total compensation. The Compensation Committee can adopt or amend the recommendations of the Chief Executive Officer.

In determining and approving the salaries of the Named Executive Officers, the Compensation Committee may access and review compensation data for comparable industrial and manufacturing companies in the Midwest. In determining 2006 compensation, the Compensation Committee did not elect to review any such surveys. The Compensation Committee has the authority under its charter to retain outside consultants or advisors to assist the Committee. The Compensation Committee elected not to engage outside consultants or advisors in 2006. The Compensation Committee meets annually, or on an as needed basis, to review the compensation of all Named Executive Officers.

Compensation Program Objectives

The objectives of our executive compensation programs are:

•	to attract and retain talented employees in executive positions;
•	to align the interests of our executive officers with those of shareholders and motivate performance consistent with those interests; and
•	to recognize and reward individual contribution and motivate our executive officers to achieve our annual, long-term and strategic goals.

There were no modifications made to the Compensation Committee or our compensation policies for Named Executive Officers in 2006.

Elements of our Compensation Program

In light of our compensation objectives, the Compensation Committee has structured our executive compensation packages to include base salary, discretionary cash bonuses, non-equity incentive plan compensation, and two equity-based incentive compensation plans, the 2005 Stock Option Plan and the 2005 Restricted Stock Purchase Plan. We describe each of these compensation components in more detail below.

The Compensation Committee has no specific policy or target for the allocation of compensation between cash and non-cash or short-term and long-term incentive compensation. While the Compensation Committee grants stock option and restricted stock awards on a discretionary rather than formula basis, the Committee’s policy is to increase awards under one or both of our equity incentive plans in years in which certain of our performance goals are met or exceeded relative to years in which the goals are not met or exceeded. Historically, and in 2006, substantially all compensation to the Named Executives Officers was in the form of cash, including base salary and non-equity incentive plan compensation. As noted below, for 2006, only one Named Executive Officer was awarded stock options, and no Named Executive Officer was awarded restricted stock.

There were no material increases or decreases in compensation for any Named Executive Officers during 2006 relative to 2005.

Base Salary. Base salary levels for our Named Executive Officers are established based on salaries paid by comparable industrial and manufacturing companies located primarily in the Midwest. In determining base salaries, the Compensation Committee also takes into account individual experience and performance. However, considering the young age of the company and our operating losses to date, the Compensation Committee set the base salaries of the Named Executive Officers at levels that the Committee believes are below those of similarly situated executives of peer companies and other public companies of its approximate revenue size, with the intent of raising the base salaries when we achieve consistent profitability.

The base salary of each of our Named Executive Officers for 2006 is included in the Summary Compensation Table under “Executive Compensation” below.

Cash Bonuses. The Compensation Committee has determined that cash bonuses will be awarded upon the recommendation of Mr. Martell as we achieve increasing levels of profitability or for other appropriate business reasons. Mr. Nicholson received a cash bonus of $12,000 in 2006 in connection with his planned relocation from the Indianapolis area to the South Bend area.

Non-equity Incentive Plan Compensation. All Named Executive Officers except Mr. Martell are eligible for non-equity incentive plan compensation. Named Executive Officers serving in an administrative capacity, including Messrs. Mullin and Lewis, are granted non-equity incentive plan compensation bonuses based on factors such as the achievement of individual goals and significant projects. Named Executive Officers serving in an operating capacity, including Messrs. Wisniewski and Nicholson, are granted non-equity incentive plan compensation bonuses based on factors such as growth in sales, improvement in gross margin and pretax income, and increases in accounts receivable and inventory turnover. The target cash bonuses average between 15% and 30% of base salary. Actual cash bonuses in 2006 ranged between 10% and 30% of base salary. Non-equity incentive plan compensation is paid on a quarterly and/or annual basis, as determined by the Compensation Committee.

The non-equity incentive plan compensation awarded to each of our Named Executive Officers in 2006 is included in the Summary Compensation Table under “Executive Compensation” below.

Stock Option Plan. Our 2005 Stock Option Plan provides long-term incentive bonuses to directors, officers and key employees in the form of options to acquire our common stock. The plan is designed to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and enabling executives to acquire an ownership position in our common stock. Stock options are granted at the prevailing market price and become more valuable to the executives as the stock price increases. The Compensation Committee evaluates the Named Executive Officers on an annual basis and grants options on a discretionary basis in light of the officer’s level of responsibility and company and individual performance. In granting awards, the Compensation Committee considers the recommendations of our President and Chief Executive Officer as to officer performance and compensation, including extraordinary efforts and results. The Compensation Committee also considers legal, tax and accounting implications to the company when determining the timing and size of any stock option awards.

On August 3, 2006, immediately before our common stock became eligible for quotation on the OTC Bulletin Board, the Compensation Committee awarded stock options to our outside directors and Mr. Mullin, whose grant is discussed in more detail below. The grants were made to reward the recipients for efforts and performance on our behalf prior to the initial registration of shares of our common stock with the SEC. The exercise price was based on the most recent private sale of our common stock.

For 2006, the Compensation Committee awarded Mr. Mullin options to acquire 50,000 shares of common stock at an exercise price of $0.25 per shares. No other Named Executive Officer was awarded stock options in 2006.

Restricted Stock Purchase Plan. Our 2005 Restricted Stock Purchase Plan is intended to provide our directors, officers, and key employees with an ownership interest in MISCOR in a manner designed to encourage them to continue their service with us and increase shareholder value. The Compensation Committee grants awards on a discretionary basis. Participants in the plan may not transfer shares acquired under the plan except in the event of the sale or liquidation of the company. Further, if the individual leaves the company for any reason other than death, disability, retirement or good reason, we are required under the plan to purchase the participant’s shares for the same price the participant paid. If the participant terminates employment as a result of death, disability or retirement or for good reason after three years, we are required under the plan to purchase the shares for a price equal to their fair market value.

For 2006, there were no restricted stock awards granted to Named Executive Officers under the 2005 Restricted Stock Purchase Plan.

Potential Payments upon Termination or Change in Control. Each of the Named Executive Officers has entered into an employment agreement with us. These agreements, which we discuss in more detail below under “Executive Compensation - Employment Agreements,” provide for compensation following the Named Executive Officer’s termination of employment, under certain conditions. We do not offer any other retirement benefits to our Named Executive Officers.

Tax Considerations. We have structured our executive compensation programs to comply with Section 162(m) and Section 409A of the Internal Revenue Code. In certain circumstances, Section 162(m) limits to $1 million the deductibility of compensation, including stock-based compensation, paid to certain executives by publicly held companies, unless the compensation is performance-based. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and the benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In that event, the employee is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income. None of the compensation paid to the Named Executive Officers for 2006 exceeded the threshold for deductibility under Section 162(m).

Performance and Compensation. The Compensation Committee believes that linking executive compensation to corporate performance results in a direct alignment of compensation with corporate goals and the interests of our shareholders. As performance goals are met or exceeded, resulting in increased value to shareholders, executives are rewarded commensurately. The Compensation Committee believes that compensation levels during fiscal 2006 for Named Executive Officers, including our Chief Executive Officer, adequately reflect our compensation goals and policies.

Executive Compensation

The following table presents information for compensation awarded to, earned by, or paid to the Named Executive Officers for our fiscal year ended December 31, 2006.

2006 Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Total ($)
John A. Martell President and Chief Executive Officer	2006	$95,160	-	-		-	$95,160
Richard J. Mullin Chief Financial Officer	2006	$115,077	-	$4,900	[1]	$34,800	$154,777
James M. Lewis Vice President, Secretary and General Counsel	2006	$125,026	-	-		$18,750	$143,776
Anthony W. Nicholson Vice President - Martell Electric, LLC	2006	$104,038	$12,000	-		$23,800	$139,838
William J. Wisniewski Senior Vice President - Magnetech Industrial Services, Inc.	2006	$105,040	-	-		$10,000	$115,040
______________________
(1)
Mr. Mullin was awarded options under the 2005 Stock Option Plan to purchase 50,000 shares of common stock at a price of $0.25 per share. The options may be deemed cancelled upon, or within certain prescribed periods after, termination of employment, depending on the reason for such termination. In the event of any change in control of the company, options granted under the plan become immediately exercisable in full, and any option holder employed as of the date of the change of control will have 30 days after such date to exercise his or her option. The options are exercisable in 25% cumulative increments on and after the first four anniversaries of their grant date.

We have made certain assumptions in determining the value of option awards. Effective January 1, 2006, we adopted SFAS No. 123R using the Modified Prospective Approach. SFAS No. 123R revises SFAS No. 123, Accounting for Stock-Based Compensation and supersedes Accounting Principles Opinion No. 25, Accounting for Stock Issued to Employees. SFAS No. 123R requires the cost of all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based upon their fair values at grant date, or the date of later modification, over the requisite service period. We discuss the assumptions we used in determining the fair value of the option awards under the caption “Equity Incentive Plans - 2005 Stock Option Plan” in Note G to our financial statements, which are included in our annual report that accompanies this proxy statement.

Grants of Plan-Based Awards in 2006
Name	Grant Date	All Other Option Awards: Number of Securites Underlying Options (#)	Exercise or Base Price of Option Awards ($/SH)	Grant Date Fair Value of Stock and Option Awards ($)
Richard J. Mullin	8/3/2006	50,000[1]	$0.25	$4,900
_____________________
(1)
On August 3, 2006, Mr. Mullin received options under the 2005 Stock Option Plan to acquire 50,000 shares of our common stock. The options, which expire in five years, are exercisable in 25% cumulative increments on and after the first four anniversaries of their grant date. At the time of issuance of the stock options, the estimated fair value of our common stock was $0.25 per share. The fair value of our common stock was determined contemporaneously and based upon the most recent sale of our common stock. The options may be deemed cancelled upon, or within certain prescribed periods after, termination of employment, depending on the reason for such termination. In the event of any change in control of the company, options granted under the plan become immediately exercisable in full, and any option holder employed as of the date of the change of control will have 30 days after such date to exercise his or her option.

Outstanding Equity Awards at Fiscal Year End 2006
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable[1]	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[2]	Market Value of Shares or Units of Stock That Have Not Vested ($)[3]
Richard J. Mullin	25,000	75,000	$0.25	9/30/10	50,000	$10,000
		50,000	$0.25	8/3/11
James M. Lewis	25,000	75,000	$0.25	9/30/10	50,000	$10,000
Anthony W. Nicholson	25,000	75,000	$0.25	9/30/10	50,000	$10,000
William J. Wisniewski	25,000	75,000	$0.25	9/30/10	50,000	$10,000
_________________
(1)
Represents options awarded under the 2005 Stock Option Plan by the Compensation Committee. The options may be deemed cancelled upon, or within certain prescribed periods after, termination of employment, depending on the reason for such termination. In the event of any change in control of the Company, options granted under the Plan become immediately exercisable in full, and any option holder employed as of the date of the change of control will have 30 days after such date to exercise his or her option. The options are exercisable in 25% cumulative increments on and after the first four anniversaries of their grant date.

(2)
Represents shares issued pursuant to an accepted offer to purchase such shares at a nominal price equal to $.001 per share under the 2005 Restricted Stock Purchase Plan. Dividends are payable on these shares when, and if declared by the Board of Directors.

(3)	Based on the $0.20 closing price of our common stock on December 31, 2006.

Employment Agreements

On September 30, 2005, we entered into employment agreements with each of our Named Executive Officers. Each agreement is for an initial three-year term, subject to earlier termination as provided in the agreement. The term will automatically renew for successive one-year periods unless either party, at least three months before the end of the initial term or any renewal term, requests termination or renegotiation of the agreement.

Each employment agreement provides for certain benefits to the Named Executive Officer if employment is terminated by us for cause, by the executive without good reason, or due to death or disability. In those events, we are obligated to pay the executive his base salary through the date of termination with credit for earned but unused vacation, and to honor any vested benefits under our existing benefit plans and any other agreements with the Named Executive Officer. If the Named Executive Officer’s employment is terminated by us without cause, or by the executive for good reason, we are required to pay the executive, as severance pay, the following:

•	within two business days following termination, his base pay through the end of the month with credit for earned but unused vacation;

•	an amount equal to a multiple of the executive’s base salary in installments over varying periods in accordance with our usual payroll periods. The multiple and periods vary by executive as follows:

Name	Multiple of Base Salary	Period
John A. Martell	1.9 (up to $180,000 per year)	3 years
Richard J. Mullin	1.37 (up to $150,000 per year)	2 years
James M. Lewis	1.0	2 years
Anthony W. Nicholson	1.0	1 year
William J. Wisniewski	1.0	1 year

•
an amount equal to the most recent annual profit sharing and/or incentive bonus received by the executive, prorated for the portion of the current year for which the Named Executive Officer was employed, or, if greater, the amount which would be due under the profit sharing and/or incentive bonus plans applicable to the executive for the then current year calculated as of the effective date of termination, such amount to be reduced by any payment previously received during the current year as part of the profit sharing and/or incentive bonus plans. This payment is to be made in substantially equal installments in accordance with our usual payroll periods over the time period that the Named Executive Officer receives base salary payments;

•	up to $10,000 for outplacement services by an outplacement firm; and

•
for one year and at our expense, we are required to maintain (or provide substantially similar) medical insurance and reimbursement plans and other programs or arrangements in which the executive was entitled to participate immediately prior to the date of termination.

Compensation of Directors

We pay each of our non-employee directors an annual retainer of $4,000, plus $750 for each full board meeting and $500 for each committee meeting attended. If, however, a director attends the meeting by telephone rather than in person, the fees are reduced to $500 for a full board meeting and $300 for a committee meeting. In addition, our directors are eligible to receive stock option grants under our 2005 Stock Option Plan and offers to purchase restricted stock under our 2005 Restricted Stock Plan. We reimburse our directors for reasonable out-of-pocket expenses incurred in attending board and committee meetings.

The following table summarizes compensation awarded to our directors in 2006:

Director Compensation in 2006
Name	Fees Earned or Paid in Cash ($)[1]	Option Awards ($)[2]	Total ($)
William J. Schmuhl, Jr.	$7,500	$7,970	$15,470
Richard A. Tamborski	$7,500	$4,900	$12,400
_________________
(1)	In 2006, we paid our non-employee directors, Messrs. Schmuhl and Tamborski, $7,500 each for attending regular meetings of the Board of Directors and meetings of the Compensation Committee.

(2)
On August 3, 2006, each director other than John Martell was granted options pursuant to the 2005 Stock Option Plan to acquire 50,000 shares of common stock. The grant date fair value of each of these awards is $4,900, determined as described below. The options are exercisable in 25% cumulative increments on and after the first four anniversaries of their grant date at an exercise price of $0.25 per share. At December 31, 2006, none of these options had vested and all remained outstanding.

In addition, on August 3, 2006, each director other than John Martell was granted options to acquire 250,000 shares of common stock at an exercise price of $0.25 per share. These options expired 30 days after the date of grant. Mr. Schmuhl exercised his options for the 250,000 shares. Mr. Tamborski did not elect to exercise, and his options expired. The grant date fair value of Mr. Schmuhl’s award is $3,070, determined as described below.

We have made certain assumptions in determining the value of option awards. Effective January 1, 2006, we adopted SFAS No. 123R using the Modified Prospective Approach. SFAS No. 123R revises SFAS No. 123, Accounting for Stock-Based Compensation and supersedes Accounting Principles Opinion No. 25, Accounting for Stock Issued to Employees. SFAS No. 123R requires the cost of all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based upon their fair values at grant date, or the date of later modification, over the requisite service period. We discuss the assumptions we used in determining the fair value of the option awards under the caption “Equity Incentive Plans - 2005 Stock Option Plan” in Note G to our financial statements, which are included in our annual report that accompanies this proxy statement.

Compensation Committee Report

We have reviewed and discussed with management the Compensation Discussion and Analysis required by SEC rules to be included in this proxy statement. Based on that review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2006.

SUBMITTED BY THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS
Richard A. Tamborski, Chairman
William J. Schmuhl, Jr.

Board of Directors Report on Audit Matters

Our entire Board of Directors performs the functions typically performed by an audit committee. In such capacity, we have reviewed and discussed the audited consolidated financial statements as of and for the year ended December 31, 2006 with management. We have also discussed with the independent registered public accounting firm, Asher & Company, Ltd., the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, we have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and have discussed with the independent auditors the independent auditors’ independence.

Based upon the reviews and discussions described above, we have determined to include the audited consolidated financial statements of MISCOR Group, Ltd. for the fiscal year ended December 31, 2006 in MISCOR’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2006.

SUBMITTED BY THE BOARD OF DIRECTORS
John A. Martell, Chairman
William J. Schmuhl, Jr.
Richard A. Tamborski

Proposal 2: Ratification of Auditors

The Board of Directors recommends that the shareholders ratify the Board’s selection of Asher & Company, Ltd. (“Asher”) as our independent registered public accounting firm to audit the consolidated financial statements of MISCOR and our subsidiaries for the fiscal year ending December 31, 2007. A representative from Asher is expected to be available by teleconference during the meeting to make a statement if he desires to do so and to respond to appropriate questions.

The appointment of Asher will be ratified if a majority of the shares present or represented by proxy at the meeting vote in favor of the proposal. Abstentions and broker non-votes will not be included in the vote count and will have no effect on the outcome of the proposal. If the shareholders fail to ratify the appointment, the Board of Directors will consider a change in auditors for the next year. Even if the shareholders ratify the Board’s selection of Asher, the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board of Directors determines that a change would be in the best interest of MISCOR and our shareholders.

The Board of Directors recommends that you vote FOR the proposal to ratify the appointment of Asher & Company, Ltd. as independent auditors.

Independent Registered Public Accounting Firm

Accountants

Our Board of Directors has selected Asher & Company, Ltd. as the independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2007.

Fees

The following is a description of fees billed to us by Asher during the last two fiscal years.

Audit Fees. Audit fees include fees for the annual audit of our consolidated financial statements in 2005 and 2006, review of interim financial statements included in our quarterly reports on Form 10-Q during 2006, review of registration statements filed with the SEC in 2005 and 2006, and the issuance of consents. In addition, during 2006 Asher audited the financial statements of our subsidiary Martell Electric, LLC, which was required in connection with our bids on electrical contracting work for the states of Indiana and Michigan. Asher billed us aggregate audit fees of $173,000 for the year ended December 31, 2006 and $147,000 for the year ended December 31, 2005.

Audit-Related Fees. In 2006, Asher audited the financial statements of E.T. Smith Services of Alabama, Inc.,which we were required to file with the SEC in connection with our acquisition. In 2005, Asher advised us with respect to the proper accounting treatment for the early extinguishment of debt. For these services, Asher billed us aggregate audit-related fees of $91,000 for the year ended December 31, 2006 and $3,000 for the year ended December 31, 2005.

Tax Fees. Asher did not bill us for any tax services for the years ended December 31, 2006 and 2005.

All Other Fees. Asher did not bill us for any other fees for the years ended December 31, 2006 and 2005.

Pre-Approval Policies and Procedures

Our Board of Directors approves in advance all audit, audit-related, tax and other services performed by our independent registered public accounting firm.

Other Business

Except as set forth in this proxy statement, our management has no knowledge of any other business to come before the meeting. If, however, any other matters of which management is now unaware properly come before the meeting, it is the intention of the persons named in the proxy to vote the proxy in accordance with the recommendations of our Board of Directors on those matters, and discretionary authority to do so is included in the proxy.

We will pay the cost of preparing, assembling and mailing the proxy materials and soliciting proxies for the meeting. We will reimburse brokers and other nominees for costs they incur in mailing proxy materials to beneficial owners in accordance with applicable rules. We do not expect any directors, officers or employees to solicit proxies by telephone, electronically or by other means of communication. If our directors, officers or employees were to solicit proxies, they would receive no additional compensation for their services.

Deadline for Submitting Shareholder Proposals

If you are a shareholder and wish to have a proposal presented at our 2008 Annual Meeting of Shareholders and included in the proxy statement and form of proxy relating to that meeting, you must submit the proposal in writing at least 120 days before April 12, 2008 (which is December 14, 2007) and must satisfy the other requirements of Rule 14a-8 under the Securities Exchange Act of 1934. You should send the proposal to the attention of our Secretary, MISCOR Group, Ltd., 1125 South Walnut Street, South Bend, Indiana 46619.

If you are a shareholder and wish to have a proposal presented at our 2008 Annual Meeting of Shareholders, but not included in the related proxy statement and form of proxy, you must submit the proposal in writing at least 120 days before the meeting date. If we give notice of or publicly disclose the meeting date less than 130 days before the meeting, a shareholder proposal will be considered timely if we receive written notice of the proposal no later than 10 days after we mailed notice of or publicly disclosed the meeting date. If we hold the meeting on the date described in our By-laws (the first Tuesday in May), it will be deemed to have been publicly disclosed. If we receive notice of a shareholder proposal after the date described above, the proxy card for the 2008 Annual Meeting of Shareholders will give the designated proxy holder discretionary authority to vote as he or she deems appropriate, even though there is no discussion of the proposal in our proxy statement for that annual meeting.

Any proposal submitted for the proxy materials will be subject to the rules and regulations of the SEC concerning shareholder proposals. The notice of a proposal must also contain the following items:

•	The shareholder’s name, record address, and beneficial ownership of shares of our common stock,
•	A brief description of the business the shareholder desires to bring before the meeting, and
•	Any material interest of the shareholder in the proposal.

Director Nominations by Shareholders

Shareholders may nominate persons for election as directors if they follow the procedures in our By-laws. Pursuant to Section 12 of Article III of our By-Laws, a shareholder entitled to vote for the election of directors may nominate persons for the election of directors by submitting a notice in writing, delivered or mailed by first class United States mail, postage prepaid, to our Secretary at least 120 days before the date of the meeting of our shareholders called for the election of directors. Director nominations proposed by shareholders to be made at the 2008 Annual Meeting must be received by our Secretary on or before January 7, 2008. Pursuant to our By-Laws and the rules and regulations of the SEC, the notice stating a desire to nominate any person for election as a director of MISCOR must contain the following items:

•	The shareholder’s name, record address, and beneficial ownership of shares of our common stock,
•	The name of each person to be nominated,
•	The name, age, business address, residential address, and principal occupation or employment of each nominee,
•	Each nominee’s signed consent to serve as a director of MISCOR, if elected,
•	The number of shares of our common stock beneficially owned by each nominee,
•	A description of all arrangements and understandings between the shareholder and nominee pursuant to which the nomination is to be made, and
•	Any other information concerning the nominee that would be required in a proxy statement soliciting proxies for the election of the nominee under the rules of the SEC.

We will furnish a copy of the our By-laws specifying the nomination requirements to any shareholder upon written request to our Secretary.

Incorporation by Reference

The sections in this proxy statement entitled “Compensation Committee Report” and “Board of Directors Report on Audit Matters” do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing we make under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate either section into another filing by reference.